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                                                                   EXHIBIT 23.2

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 2004, with respect to the financial statements of SSS Holdings Corporation Limited included in Amendment Number 1 to the Registration Statement (Form S-1) and related Prospectus of Kanbay International, Inc. for the registration of 4,800,000 shares of its common stock.

                                            /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

Manchester, England
November 26, 2004